UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2018
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective January 24, 2018, Washington Federal, Inc. (the "Company") entered into Change of Control Agreements (the "Change of Control Agreements") with the following executive officers:  Vince Beatty, Cathy Cooper, Bob Peters and Kim Robison.  The Change of Control Agreements have a double trigger that provides for a severance payment only upon the occurrence of both a Change of Control (as defined in the Change of Control Agreements) and an adverse impact on the executive officers' employment such as an involuntarily termination or a significant diminution in role or responsibilities. Our Chief Executive Officer, Brent Beardall, and Chief Credit Officer, Mark Schoonover, are currently a party to a Change of Control Agreement that provides for the same terms.
The Change of Control Agreements provide that an executive officer receives payments only if, in connection with a Change of Control, the executive officer's employment is terminated involuntarily by the Company without Cause or voluntarily by the executive officer for Good Reason, each of which are defined in the Change of Control Agreements. If employment is terminated by the Company without Cause or by such executive officer for Good Reason during the first three years after a Change of Control, the executive officer will receive a payment equal to the sum of: (1) the earned but unpaid base salary due to such executive officer as of the date of termination; (2) a proportionate annual bonus due to such executive officer for the portion of the year worked prior to the termination, based on the higher of (a) such executive officer's highest bonus paid by the Company under the Company's annual incentive plans for the three years preceding the Change of Control and (b) the annual bonus paid or payable to the executive officer for the last year (the "Highest Annual Bonus"); and (3) a lump sum payment equal to the product of (a) a multiple of 2 for each of the named executive officers, multiplied by (b) the sum of (i) the executive officer's annual base salary and (ii) the Highest Annual Bonus. The executive officer will also receive all unpaid vacation pay, may continue to receive employee welfare benefits for up to a two-year period from the date of termination, and may receive outplacement assistance.
The foregoing description of the Change of Control Agreements does not purport to be complete and is qualified in its entirety by reference to the complete copy of the form of Change of Control Agreement filed as Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on August 19, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Washington Federal, Inc. was held on January 24, 2018. The four items voted upon by stockholders included 1) the election of three directors for a three-year term; 2) the approval of a non-binding, advisory vote on the compensation of Washington Federal named executive officers; 3) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for fiscal 2018; and 4) the approval of a non-binding, advisory vote on the frequency of future advisory votes on the compensation of Washington Federal named executive officers. The results of the voting were as follows:

	Votes Cast			Votes	Total	Broker
	For	Against		Withheld	Votes Cast	Non-votes
Election of Directors
Three-year term:
Brent J. Beardall	70,377,245	—		880,870	71,258,115	9,069,147
Mark N. Tabbutt	70,565,678	—		692,437	71,258,115	9,069,147
Roy M. Whitehead	69,438,686	—		1,819,429	71,258,115	9,069,147

	Votes Cast				Total
	For	Against		Abstained	Votes Cast
Non-binding advisory vote on
executive compensation	67,852,147	2,912,058		493,910	71,258,115

Ratify appointment of
Deloitte & Touche LLP	78,593,633	1,510,005		223,624	80,327,262

	Votes Cast				Total
	3 years	2 years	1 year	Abstained	Votes Cast
Non-binding advisory vote on
frequency of advisory
votes on executive
compensation	17,984,496	462,235	52,260,514	550,870	71,258,115

Based on the results above, all of the Board of Directors' recommendations were approved by shareholders. The Board of Directors has determined that the shareholder advisory vote on executive compensation will occur on an annual basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

January 25, 2018	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Executive Vice President and Chief Financial Officer